EXHIBIT 23.1

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2 No. xxx-xxxxx) and related Prospectus of Solomon Technologies, Inc. for the registration of 2,331,215 shares of its common stock and to the inclusion of our report dated March 28, 2005, with respect to the financial statements of Solomon Technologies, Inc. for the year ended December 31, 2004.

/s/ UHY LLP

Hartford, Connecticut
June 8, 2005